Exhibit 12
                                                    to Form 10-Q
                                                    For the Quarter
                                                    Ended June 30, 1997

                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)

                                                           For the Nine
                                                           Months Ended
                                                           June 30, 1997

Earnings Before Income Taxes...........................       $ 1,850

Less Interest Capitalized during
  the Period...........................................            10

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................             2

Add Fixed Charges......................................           349

Total Earnings ........................................       $ 2,187



Fixed Charges

Total Interest Expense Including Capitalized Interest..         $ 266

Interest Portion of Rental Expense.....................            83

    Total Fixed Charges................................         $ 349

Ratio of Earnings to Fixed Charges.....................           6.3